January ___, 2007

Treasury Portfolio

a series of Investors Cash Trust

222 South Riverside Plaza

Chicago, IL 60606

Treasury Money Fund Institutional

a series of DWS Institutional Funds

345 Park Avenue

New York, NY 10154

Ladies and Gentlemen:

You have asked us for our opinion concerning certain U.S. federal income tax consequences to (i) Treasury Portfolio (the “Acquiring Fund”), a separate series of Investors Cash Trust (the “Acquiring Trust”), a Massachusetts business trust, (ii) Treasury Money Fund Institutional (the “Acquired Fund”), a separate series of DWS Institutional Funds (the “Acquired Trust”), a Massachusetts business trust, and (iii) the holders (“Shareholders”) of voting shares of the Acquired Fund (“Acquired Fund Shares”), when the Shareholders receive solely voting shares of the Acquiring Fund (“Acquiring Fund Shares”) in exchange for their Acquired Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund (the “Reorganization”), all pursuant to that certain Agreement and Plan of Reorganization, dated ________, 2007, adopted by the Board of Trustees of the Acquired Trust on behalf of the Acquired Fund, the Board of Directors of the Acquiring Trust on behalf of the Acquiring Fund, and Deutsche Investment Management Americas Inc. (the “Plan”). This opinion is being delivered pursuant to Section 8.5 of the Plan.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Treasury Portfolio

Treasury Money Fund Institutional

January ___, 2007

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Acquired Fund set forth in the Prospectus/Proxy Statement filed by the Acquiring Fund and representations made in letters from the Acquiring Fund and the Acquired Fund addressed to us for our use in rendering this opinion (“Tax Representation Letters”). We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate as of the date of this letter.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for U.S. federal income tax purposes:

•

the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the distribution by the Acquired Fund to its Shareholders of Acquiring Fund Shares in complete liquidation of the Acquired Fund, all pursuant to the Plan, constitutes a reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

•

under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption of all of the Acquired Fund’s liabilities by the Acquiring Fund, and the Acquired Fund will not recognize gain or loss upon the distribution to its Shareholders of the Acquiring Fund Shares in liquidation of the Acquired Fund;

•	under Section 354 of the Code, Shareholders will not recognize gain or loss on the receipt of Acquiring Fund Shares solely in exchange for their Acquired Fund Shares;

•	under Section 358 of the Code, the aggregate basis of the Acquiring Fund Shares received by each Shareholder will be the same as the aggregate basis of the Acquired Fund Shares exchanged therefor;

•

under Section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by each Shareholder will include the holding period of the Acquired Fund Shares exchanged therefor, provided that the Shareholder held the Acquired Fund Shares at the time of the Reorganization as a capital asset;

Treasury Portfolio

Treasury Money Fund Institutional

January ___, 2007

•

under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

•

under Section 362(b) of the Code, the basis of the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same in the hands of the Acquiring Fund as the basis of such assets in the hands of the Acquired Fund immediately prior to the transfer;

•

under Section 1223(2) of the Code, the holding periods of the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund; and

•

the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

This opinion does not address the tax consequences to contracts or securities on which gain or loss is recognized solely as a result of the close of the Acquired Fund’s taxable year due to the Reorganization. Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Plan, the Tax Representation Letters and in the various other documents related thereto. Our opinion may not be relied upon if any of such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects. We hereby consent to the filing of this opinion as an exhibit to the Acquiring Fund’s registration statement on Form N-14 (“Registration Statement”) and to the reference to us in the Prospectus/Proxy Statement included as part of the Registration Statement.

Sincerely yours,

January ___, 2007

Treasury Portfolio

a series of Investors Cash Trust

222 South Riverside Plaza

Chicago, IL 60606

Treasury Money Fund Investment

a series of DWS Advisor Funds

345 Park Avenue

New York, NY 10154

Ladies and Gentlemen:

You have asked us for our opinion concerning certain U.S. federal income tax consequences to (i) Treasury Portfolio (the “Acquiring Fund”), a separate series of Investors Cash Trust (the “Acquiring Trust”), a Massachusetts business trust, (ii) Treasury Money Fund Investment (the “Acquired Fund”), a separate series of DWS Advisor Funds (the “Acquired Trust”), a Massachusetts business trust, and (iii) the holders (“Shareholders”) of voting shares of the Acquired Fund (“Acquired Fund Shares”), when the Shareholders receive solely voting shares of the Acquiring Fund (“Acquiring Fund Shares”) in exchange for their Acquired Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund (the “Reorganization”), all pursuant to that certain Agreement and Plan of Reorganization, dated ________, 2007, adopted by the Board of Trustees of the Acquired Trust on behalf of the Acquired Fund, the Board of Directors of the Acquiring Trust on behalf of the Acquiring Fund, and Deutsche Investment Management Americas Inc. (the “Plan”). This opinion is being delivered pursuant to Section 8.5 of the Plan.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Treasury Portfolio

Treasury Money Fund Investment

January ___, 2007

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Acquired Fund set forth in the Prospectus/Proxy Statement filed by the Acquiring Fund and representations made in letters from the Acquiring Fund and the Acquired Fund addressed to us for our use in rendering this opinion (“Tax Representation Letters”). We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate as of the date of this letter.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for U.S. federal income tax purposes:

•

the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the distribution by the Acquired Fund to its Shareholders of Acquiring Fund Shares in complete liquidation of the Acquired Fund, all pursuant to the Plan, constitutes a reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

•

under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption of all of the Acquired Fund’s liabilities by the Acquiring Fund, and the Acquired Fund will not recognize gain or loss upon the distribution to its Shareholders of the Acquiring Fund Shares in liquidation of the Acquired Fund;

•	under Section 354 of the Code, Shareholders will not recognize gain or loss on the receipt of Acquiring Fund Shares solely in exchange for their Acquired Fund Shares;

•	under Section 358 of the Code, the aggregate basis of the Acquiring Fund Shares received by each Shareholder will be the same as the aggregate basis of the Acquired Fund Shares exchanged therefor;

•

under Section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by each Shareholder will include the holding period of the Acquired Fund Shares exchanged therefor, provided that the Shareholder held the Acquired Fund Shares at the time of the Reorganization as a capital asset;

Treasury Portfolio

Treasury Money Fund Investment

January ___, 2007

•

under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

•

under Section 362(b) of the Code, the basis of the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same in the hands of the Acquiring Fund as the basis of such assets in the hands of the Acquired Fund immediately prior to the transfer;

•

under Section 1223(2) of the Code, the holding periods of the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund; and

•

the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

This opinion does not address the tax consequences to contracts or securities on which gain or loss is recognized solely as a result of the close of the Acquired Fund’s taxable year due to the Reorganization. Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Plan, the Tax Representation Letters and in the various other documents related thereto. Our opinion may not be relied upon if any of such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects. We hereby consent to the filing of this opinion as an exhibit to the Acquiring Fund’s registration statement on Form N-14 (“Registration Statement”) and to the reference to us in the Prospectus/Proxy Statement included as part of the Registration Statement.

Sincerely yours,